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EXHIBIT 23.2
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       CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement of our report dated April 8, 2000 (except as to Notes 2 and 15, which is as of January 16, 2001) relating to the consolidated financial statements of USURF America, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/


Postlethwaite & Netterville, CPAs
Baton Rouge, LA
January 22, 2001